EXHIBIT 4.10

FIRST AMENDMENT

TO

CREDIT AGREEMENT

FIRST AMENDMENT, dated as of September 15, 2003 (“First Amendment”), to the Credit Agreement, dated as of July 29, 2003 (as the same may be amended, supplemented or modified from time to time, this “Credit Agreement”), among Apogent Technologies Inc., a Wisconsin corporation (the “Company”), Erie Scientific Company, a Delaware corporation, Nalge Nunc International Corporation, a Delaware corporation, and Remel Inc., a Wisconsin corporation, (each a “Subsidiary Borrower”; together with the Company, the “Borrowers” and each of them individually, a “Borrower”) the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. Morgan Securities Inc. and Fleet Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners (in such capacity, the “Arrangers”), Fleet National Bank, as Syndication Agent (in such capacity, the “Syndication Agent”), ABN AMRO Bank N.V., Bank of America N.A. and SunTrust Bank, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), and JPMorgan Chase Bank (and its successors and assigns), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the parties to the Credit Agreement desire to amend certain definitions under the Credit Agreement to clarify the intent of the parties; and

WHEREAS, the parties to the Credit Agreement desire to amend certain covenants under the Credit Agreement to enable the Company to better achieve its operating plan during the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

I. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

II. Amendments to the Credit Agreement. The parties hereto agree that the Credit Agreement shall be amended as follows:

A. Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated Adjusted EBITDA” in its entirety and inserting in lieu thereof the following new definition:

“Consolidated Adjusted EBITDA”: for any period, without duplication, Consolidated Net Income for such period before deduction of any applicable income taxes and excluding (i) any extraordinary items of gain or loss and (ii) gain or loss from discontinued operations (classified under GAAP), plus Consolidated Interest Expense for such period, plus depreciation and amortization expenses for such period, to the extent the same are deducted from net revenues in determining Consolidated Net Income for such period. As used in this definition, the phrase, “any extraordinary items of gain or loss”, shall in any event include no more than $60,000,000 aggregate amount of expenses incurred and payments made by the Company in connection with its tender offer for its 8% Senior Notes due 2011 (the “Notes”), which amount represents the aggregate amount paid by the Company for the Notes in excess of the face amount paid thereof and related fees, discounts, and expenses.

III. General.

A. Representation and Warranties. To induce the Administrative Agent and the Lenders parties hereto to enter into this First Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders parties hereto that:

1. Power; Authorization; Enforceable Obligations.

(a) Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this First Amendment, and to perform the Loan Documents to which it is a party, as amended by this First Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this First Amendment and the performance of such Loan Documents, as so amended.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this First Amendment, or the Loan Documents to which any Loan Party is a party, as amended by this First Amendment, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(c) This First Amendment has been duly executed and delivered on behalf of each Borrower and duly acknowledged and consented to by each Subsidiary Guarantor.

(d) Each of this First Amendment and the Loan Documents to which any Loan Party is a party, as amended by this First Amendment, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

2. No Legal Bar. The execution, delivery and performance of this First Amendment and the performance of the Loan Documents to which any other Loan Party is a party, as amended by this First Amendment, will not violate or conflict with any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

3. No Change. Since June 30, 2003 and after giving effect to this First Amendment, there has been no development or event that has had or is reasonably expected to have a Material Adverse Effect.

4. Representations and Warranties in Loan Documents. The representations and warranties made by each Loan Party in each Loan Document to which it is a party or made by the Borrowers herein are true and correct on and as of the date hereof, before and after giving effect to this First Amendment, except to the extent that such representation or warranty is expressly limited by its terms to an earlier date, in which case such representation or warranty was true and correct as of such earlier date.

B. Continuing Effect of Loan Documents. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

C. Expenses. The Borrowers agree to reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment and any other documents prepared in connection herewith, including the reasonable fees and expenses of its counsel.

D. Effectiveness. This First Amendment shall become effective upon receipt by the Administrative Agent of (i) counterparts hereby signed by the Borrowers and the Majority Lenders, and (ii) the Acknowledgment and Consent, in the form attached hereto, signed by the Subsidiary Guarantors.

E. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

F. Counterparts. This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This First Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

APOGENT TECHNOLOGIES INC.

By:	/s/

	Name:	Dennis B. Brown,
	Title:	Chief Financial Officer

ERIE SCIENTIFIC COMPANY

By:	/s/

	Name:	Dennis B. Brown
	Title:	Vice President

NALGE NUNC INTERNATIONAL CORPORATION

By:	/s/

	Name:	Dennis B. Brown
	Title:	Vice President

REMEL INC.

By:	/s/

	Name:	Dennis B. Brown
	Title:	Vice President

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By:	/s/

	Name:	John A. Francis
	Title:	Vice President

FLEET NATIONAL BANK

By:	/s/

	Name:	Gordon B. Coughlin
	Title:	Vice President

ABN AMRO BANK N.V.

By:	/s/

	Name:	Alexander M. Blodi
	Title:	Director

By:	/s/

	Name:	Michele R. Costello
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.

By:	/s/

	Name:	Philip S. Durand
	Title:	Managing Director, Healthcare

THE BANK OF NOVA SCOTIA

By:	/s/

	Name:	Carolyn A. Calloway
	Title:	Managing Director

CITIZENS BANK OF MASSACHUSETTS

By:	/s/

	Name:	Cindy Chen
	Title:	Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/

	Name:	William O’Daly
	Title:	Director

By:	/s/

	Name:	Christopher Lally
	Title:	Vice President

HBSC BANK USA

By:	/s/

	Name:	John V. Raleigh
	Title:	Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/

	Name:	Francis Chang
	Title:	Vice President

SUNTRUST BANK

By:	/s/

	Name:	William D. Priester
	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/

	Name:	James S. Conville
	Title:	Assistant Vice President

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby acknowledges and consents to the foregoing First Amendment and hereby acknowledges and confirms its obligations under such Subsidiary Guarantor’s Guarantee, dated as of July 29, 2003, and all other Loan Documents, including, without limitation, as such documents have been heretofore amended or modified, and, to the extent permitted by applicable law, as may be further amended or modified from time to time.

ABGENE INC.

APOGENT FINANCE COMPANY

APOGENT HOLDING COMPANY

APOGENT TRANSITION CORP.

APOGENT SERVICE CORPORATION

BARNSTEAD THERMOLYNE CORPORATION

BT CANADA HOLDINGS INC.

CAPITOL VIAL, INC.

CHASE SCIENTIFIC GLASS, INC.

CONSOLIDATED TECHNOLOGIES, INC.

ERIE SCIENTIFIC COMPANY OF PUERTO RICO

ERIE UK HOLDING COMPANY

EVER READY THERMOMETER CO., INC.

G&P LABWARE HOLDINGS INC.

GENEVAC INC.

LAB-LINE INSTRUMENTS, INC.

LAB VISION CORPORATION

MATRIX TECHNOLOGIES CORPORATION

MICROGENICS CORPORATION

MOLECULAR BIOPRODUCTS, INC.

NATIONAL SCIENTIFIC COMPANY

THE NAUGATUCK GLASS COMPANY

NEOMARKERS, INC.

NERL DIAGNOSTICS CORPORATION

OWL SEPARATION SYSTEMS, INC.

QUALITY SCIENTIFIC PLASTICS, INC.

RICHARD-ALLAN SCIENTIFIC COMPANY

ROBBINS SCIENTIFIC CORPORATION

SAMCO SCIENTIFIC CORPORATION

SEPARATION TECHNOLOGY, INC.

SERADYN INC.

By:	/s/

	Name:	Dennis B. Brown
	Title:	Vice President

METAVAC LLC

By:	THE NAUGATUCK GLASS COMPANY Member and Manager

	By:	/s/

		Name:	Dennis B. Brown
		Title:	Vice President

16